UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2011

Encompass Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53499	74-3252949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 220 P.O. Box 1218 Oklahoma City, OK	73101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 815-4041

New Source Energy Group, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2011, Encompass Energy Services, Inc. (the “Company” and formerly New Source Energy Group, Inc.) filed an amendment to its Certificate of Incorporation with the Delaware Secretary of State to change the Company’s name from New Source Energy Group, Inc. to Encompass Energy Services, Inc. The Company has notified the Financial Industry Regulatory Authority of its name change and expects to be assigned a new trading symbol in the near future. The Company also expects that the name change will be reflected in the financial markets in the near future.

Both the Company’s board of directors and the holder of 1,727,983 shares of the Company’s common stock (approximately 84% of the issued and outstanding shares thereof) approved the amendment to the Company’s Certificate of Incorporation to effectuate the name change on October 31, 2011. The approval of this amendment was described in a Definitive Information Statement on Schedule 14C filed by the Company with the Securities and Exchange Commission and distributed to the Company’s stockholders on November 10, 2011. Additionally, the Company disclosed that it had received approval from its board of directors and majority stockholder for the name change in its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2011.

The Company’s name change to Encompass Energy Services, Inc. became effective under Delaware law on December 2, 2011. No other changes to the Company’s Certificate of Incorporation were made by the foregoing amendment.

Item 9.01 Financial Statements and Exhibits.

See the Index to Exhibits for information regarding the exhibits to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS ENERGY SERVICES, INC.

By:	/s/ Antranik Armoudian
Antranik Armoudian, President, Chief Executive Officer and Chief Financial Officer

Date: December 5, 2011

INDEX TO EXHIBITS

3.1	Certificate of Amendment to the Certificate of Incorporation of New Source Energy Group, Inc. (changing its name to Encompass Energy Services, Inc.) – filed herewith.